Exhibit 99.1

ENERGY XXI GULF COAST PROVIDES STATEMENT ON MERGER WITH AFFILIATES OF COX OIL LLC

HOUSTON – September 21, 2018 – Energy XXI Gulf Coast, Inc. (“EGC” or the “Company”) (NASDAQ: EGC) today provided a statement regarding the closing of the merger with affiliates of Cox Oil LLC (“Cox”).

As EGC previously announced on September 10, 2018, on September 9, 2018, EGC and Cox entered into an Amendment No. 1 to the Agreement and Plan of Merger to provide for the closing date of the merger to occur on October 10, 2018. The amendment also provided that Cox cannot refuse to consummate the merger because of any material adverse events occurring on or after the date of the amendment until the closing date.

In addition, as previously announced, at EGC’s September 6, 2018 special meeting of stockholders, EGC received the two-thirds stockholder approval required for EGC’s stockholders to approve the merger. None of the voting results from the EGC special meeting will adversely affect the closing of the merger.

In anticipation of the September 10, 2018 scheduled closing date, the FTSE Russell 2000 Index began the process to remove EGC’s common stock from the index. On September 19, 2018, FTSE Russell informed EGC that, under FTSE Russell’s procedures, FTSE Russell was unable to reverse this action, even though the merger closing date had been extended.

EGC and Cox continue to work toward closing the merger on October 10, 2018.

Merger of EGC and Cox

As previously announced on June 18, 2018, the EGC Board of Directors unanimously approved a merger transaction with affiliates of Cox, an independent, privately-held entity that owns and operates assets in the Gulf of Mexico. Pursuant to the terms of the merger agreement, Cox will acquire all the outstanding shares of EGC common stock for $9.10 per fully diluted share in cash, for a total consideration of approximately $322 million. This represents a 21% premium to EGC’s closing share price on June 15, 2018.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the pending merger transaction with Cox. These statements, including those relating to the intent, beliefs, plans, or expectations of EGC are based upon current expectations and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from the expectations expressed. It is not possible to predict or identify all such factors and the following lists of factors should not be considered a complete statement of all potential risks and uncertainties.

With respect to the pending merger transaction between EGC and Cox, those factors include, but are not limited to: (i) the risk that the transaction may not be completed on October 10, 2018 or at all, which may adversely affect EGC’s business and the price of EGC’s stock; (ii) the failure to satisfy the conditions to the consummation of the transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the transaction, as well as the merger agreement’s limitations on EGC’s conduct of business, on EGC’s business relationships, operating results, and business generally; (v) risks that the proposed transaction disrupts EGC’s current plans and operations; (vi) risks regarding the failure to obtain the necessary financing to complete the proposed transaction; (vii) the impact of the removal of EGC’s common stock from the FTSE Russell 2000 Index and (viii) lawsuits related to the pending merger.

While EGC makes these statements in good faith, EGC assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

About the Company

Energy XXI Gulf Coast, Inc. is an exploration and production company headquartered in Houston, Texas that is engaged in the development, exploitation and acquisition of oil and natural gas properties in conventional assets in the U.S. Gulf Coast region, both offshore in the Gulf of Mexico and onshore in Louisiana and Texas. To learn more, visit EGC’s website at www.energyxxi.com.

Investor Relations Contact

Al Petrie, Investor Relations Coordinator 713-351-3171

apetrie@energyxxi.com

Argelia Hernandez, Investor Relations Specialist 713-351-3175

ahernandez@energyxxi.com